Cardinal Infrastructure Group Inc. Announces Full Year 2025 Results and Affirms 2026 Guidance

Raleigh, NC – March 19, 2026 – Cardinal Infrastructure Group Inc. (NASDAQ: CDNL) (“Cardinal” or the “Company”), today announced full year 2025 financial results and affirms guidance for 2026.

Full Year 2025 Highlights*:

•
Revenue of $456.0 million; up 45% in total or 33% organically year-over-year
•
Net income of $31.1 million; up 10% from full year 2024
•
Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) of $81.5 million, up 44% from full year 2024
•
Backlog as of December 31, 2025 was $682 million, up 33% from the prior year end

*See “Non-GAAP Financial Measures” below for a discussion of our use of Non-GAAP financial measures in this release and reconciliations to the most directly comparable GAAP financial measures.

“2025 was a milestone year for Cardinal. Our teams delivered 45% revenue growth, grew backlog to $682 million, and took the company public in December." said Jeremy Spivey, Chairman and Chief Executive Officer of Cardinal. "None of that happens without the dedication and hard work of our people across each project and every market we serve, and I could not be more proud of what this team has accomplished."

"The bidding environment across our markets remains robust. Project activity in residential and commercial development continues to drive strong demand for the services we provide, and our backlog reflects that. Shortly after year-end, we added an exceptional team in A.L. Grading Contractors, expanding our footprint into Georgia and further strengthening our margin profile. We enter 2026 with strong momentum, record backlog, a strong balance sheet and a platform purpose-built to accelerate growth."

Full Year Results:

Cardinal reported revenues of $456.0 million for the full year 2025, an increase of $140.9 million, or 45%, compared to $315.2 million for the full year 2024. Organic revenue growth for the full year was 33%. Strong residential demand across Cardinal’s three core North Carolina markets, as well as increased volumes of commercial, DOT and municipal work, supported growth, demonstrating meaningful progress in diversifying our end uses and customer base.

Gross Profit for the full year was $63.8 million, or 14% gross profit margin, compared to $46.6 million in the prior year. Adjusted Gross Profit was $96.1 million for the full year 2025, representing Adjusted Gross Profit Margin of 21.1%, an increase of 37 basis points from the prior year.

Net income increased 10% to $31.1 million, compared to $28.3 million in 2024. EBITDA was
$72.3 million for 2025, representing an EBITDA Margin of 15.8%, compared to $53.1 million and 16.9% in the prior year. Adjusted EBITDA for 2025 was $81.5 million, reflecting Adjusted EBITDA margin of 17.9%, compared to $56.5 million and 17.9% for the full year of 2024. These increases are the result of increased gross profit, partially offset by higher non-recurring general and administrative expenses driven by increased acquisition and IPO-related costs.

Backlog
Cardinal's total backlog as of December 31, 2025, was $682 million, a 33% increase from $512 million as of December 31, 2024. Cardinal’s backlog reflects continued strong bid activity and project award momentum across its core markets.

Balance Sheet
As of December 31, 2025, Cardinal had $97.1 million in cash and cash equivalents, compared to $20.9 million in cash and cash equivalents at the end of the prior year. During the year, the Company raised $139.8 million in its initial public offering and deployed $101.5 million towards acquisitions and increased levels of capital expenditures to support overall growth. Capital expenditures for the year ended December 31, 2025, were $43.8 million, compared to $20.8 million in 2024.

Other Items

On February 18, 2026, Cardinal completed the acquisition of A.L. Grading Contractors, Inc. (“ALGC”), a leading site development contractor headquartered in Sugar Hill, Georgia. The acquisition of ALGC represents Cardinal’s first geographic expansion beyond North Carolina and South Carolina and is expected to be meaningfully accretive to Cardinal’s consolidated margins in 2026.

ALGC’s leadership team, including President of ALGC, Anthony (“Lee”) Wood and Vice President of ALGC, Benjamin (“Benji”) Wood have joined Cardinal’s leadership teams. Effective March 12, 2026, Lee Wood was appointed to the Board of Directors of Cardinal, and Benji Wood was appointed as the Chief Operating Officer of Cardinal.

2026 Consolidated Guidance

Cardinal today affirms the guidance for the full year 2026:

•
Revenues in the range of $665 million to $678 million
•
Adjusted EBITDA margin of 20% +

The Company’s 2026 guidance reflects management’s current expectations for organic growth and project execution across its core markets and includes the expected contribution of ALGC following the close of that acquisition on February 18, 2026. The guidance is based on current economic conditions and assumes no significant changes in the overall economy or economic or other condition in the Southeastern United States in 2026. The guidance does not include the potential impact of any future acquisitions, significant weather events, or other items outside the ordinary course of business. See “Forward-Looking Statements” below.

Conference Call

Cardinal management will discuss results and outlook during its quarterly investor conference call today starting at 10:30 a.m. ET. The call and accompanying slide presentation will be webcast on the “Events & Presentations” section of Cardinal’s website. A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.

About Cardinal
Cardinal Infrastructure Group Inc. (NASDAQ: CDNL) is one of the Southeast's fastest-growing, full-service infrastructure service providers. The Company delivers integrated civil and site development solutions across high growth markets through a self-performing model supported by skilled labor, specialized fleets and market leading subsidiaries. This model enables efficient, turnkey project execution at scale while maintaining focus on building long-term client relationships. Cardinal's strategy is grounded in operational discipline, market expansion and a commitment to Integrity from the ground up.

Contacts

Emily Lear – Director of Investor Relations

Elear@CardinalCivil.com

(984)267-3821

Liz Hester – Director of Marketing and Public Relations

LHester@CardinalCivil.com

(984)202-4236

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the Company's future performance. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words “may,” “could,” “plan,” “project,” “budget,” “predict,” “pursue,” “target,” “seek,” “objective,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. These statements involve risks and uncertainties and Cardinal’s actual results could differ materially from the results expressed or implied by such forward-looking statements. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on Cardinal’s administrative, operational and financial resources, fluctuations in Cardinal’s revenue and the concentration of Cardinal’s business in the Southeastern United States. Cardinal has based these forward-looking statements largely on its current expectations and projections regarding future events and trends that it believes may affect its business, financial condition and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section entitled “Risk Factors” in Cardinal’s Registration Statement on Form S-1 (333-292034) (the “Registration Statement”), and elsewhere in the Registration Statement. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Cardinal cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those projected in the forward-looking statements. Although forward-looking statements reflect the good faith beliefs of Cardinal’s management at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Cardinal undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law. These cautionary statements qualify all forward-looking statements attributable to Cardinal or persons acting on its behalf.

Non-GAAP Measures

Cardinal present results of operations in a way that it believes will be the most meaningful and useful to investors, analysts, rating agencies and others who use Company financial information to evaluate performance. Some of these financial measures are not prepared in accordance with generally accepted accounting principles (“Non-GAAP”) under Securities and Exchange Commission (“SEC”) rules and regulations. For example, in this press release, Cardinal presents Organic Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, all of which are Non-GAAP financial measures as defined in Item 10(e) of Regulation S-K promulgated by the SEC. These Non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be substitutes for any GAAP financial measures, including net income, and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance.

In addition, these Non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, Non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

The table directly below reconciles Adjusted Gross Profit to Gross Profit, the most directly comparable GAAP measure and shows Gross Profit calculated as revenues less cost of revenues (excluding depreciation and amortization) and depreciation and amortization expense. While Gross Profit is not presented as a separate line item or subtotal in our financial statements, we present Gross Profit in the table below solely to facilitate the reconciliation of Adjusted Gross Profit, a Non-GAAP measure, to the most directly comparable GAAP measure.

	Years ended December 31,
	2025	2024	2023
Revenues	$456,045,369	$315,187,523	$247,924,063
Cost of revenues, exclusive of depreciation and amortization shown separately	(359,897,579)	(249,888,575)	(199,080,030)
Depreciation and amortization expense	(32,374,761)	(18,663,746)	(13,181,191)
Gross Profit	$63,773,029	$46,635,202	$35,662,842
Depreciation and amortization expense	32,374,761	18,663,746	13,181,191
Adjusted Gross Profit	$96,147,790	$65,298,948	$48,844,033
Gross Profit Margin %	14.0%	14.8%	14.4%
Adjusted Gross Profit Margin %	21.1%	20.7%	19.7%

We define EBITDA as net income for the period adjusted for interest expense, net income tax expense, depreciation and amortization expense. Adjusted EBITDA further adjusts EBITDA for certain expenses associated with non-routine , including (i) transaction fees and acquisition-related costs incurred in connection with acquisitions and planned acquisitions (ii) non-routine costs associated with legal matters in which the Company is a defendant, (iii) certain consulting and recruiting costs related to acquisitions and public company readiness, (iv) non-routine revenue impact from customer claims, (v) non-routine loss on extinguishment and refinancing costs, (vi) stock-based compensation, (vii) non-routine IPO related travel and compensation, and (viii) other non-routine gains and charges that we do not believe reflect our underlying business performance. We define EBITDA Margin as EBITDA as a percentage of revenue, and Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of revenue. The following table provides a reconciliation of net income and net income margin, the most closely comparable GAAP financial measure, to EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin:

	Years ended December 31,
	2025	2024	2023
Net income	$31,093,483	$28,297,234	$24,296,792
Interest expense, net	6,825,542	4,828,058	3,990,288
Income tax expense	1,966,678	1,352,509	—
Depreciation and amortization expense	32,374,761	18,663,746	13,181,191
EBITDA	$72,260,464	$53,141,547	$41,468,271
Transaction fees and acquisition-related costs(1)	792,966	454,761	1,195,416
Legal matters(2)	—	620,221	6,352
Transition and consulting arrangements(3)	150,000	390,000	394,362
Customer claims(4)	—	525,000	—
Loss on extinguishment and refinancing costs(5)	—	1,389,901	—
Stock-based compensation	5,868,592	—	—
Non-recurring IPO related travel and compensation	2,342,026	—	—
Other(6)	51,874	16,690	3,385
Adjusted EBITDA	$81,465,922	$56,538,120	$43,067,786
Net Income Margin(7)	6.8%	9.0%	9.8%
EBITDA Margin(7)	15.8%	16.9%	16.7%
Adjusted EBITDA Margin(7)	17.9%	17.9%	17.4%

(1)
Represents transaction fees and acquisition-related costs incurred in connection with acquisitions and planned acquisitions.
(2)
Represents costs associated with legal matters in which the Company is a defendant.
(3)
Represents certain consulting and recruiting costs related to acquisitions and public company readiness.
(4)
Represents revenue impact from customer claims.
(5)
Represents financing and extinguishment-related expenses.
(6)
Represents certain other gains and charges that we do not believe reflect our underlying business performance.
(7)
Calculated as a percentage of revenue.

We are not able to provide the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the forward-looking guidance of estimated Adjusted EBITDA Margin without unreasonable effort due to the inherent uncertainty and difficulty in predicting the timing and amount of certain items, including but not limited to amortization of intangible assets and depreciation, which may be significant and difficult to project with a reasonable degree of accuracy, as the allocation of purchase price to intangible assets and property and equipment has not yet been performed. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond our control, we are also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.

We define Organic growth as the difference between total current and prior year sales less the impact of companies acquired and divested in the past twelve months divided by prior year sales. This Non-GAAP measure, as reconciled to GAAP below, is considered relevant to aid analysis and understanding of the Company’s results, business trends and outlook measures aside from the material impact of the acquisition-related and other charges and ensures appropriate comparability to operating results of prior periods. The following table provides a reconciliation of the Non-GAAP financial measure, Organic Growth, to the most closely comparable GAAP financial measure, GAAP Revenue Growth:

GAAP Revenue Growth		Acquisitions		Divestitures		Non-GAAP Organic Revenue Growth
45%	–	12%	+	0%	=	33%